Item 77Q1(d)

Combined Amended and Restated Rule 18f-3, Multi-Class Plan, including Exhibits A and B amended as of February 15, 2017. Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on February 24, 2017 (Accession Number 0001193125-17-056506).

Amended Schedule B, dated February 15, 2017, to the Combined Amended and Restated Distribution Plan (as amended November 11, 2015). Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on February 24, 2017 (Accession Number 0001193125-17-056506).